EXECUTION COPY

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of the 30th day of July, 2017 by and between Integrity Managed Portfolios, a Massachusetts business trust (the “Predecessor Trust”), on behalf of the series set forth in Exhibit A (each, a “Predecessor Fund”), and Viking Mutual Funds, a Delaware statutory trust (the “Successor Trust”), on behalf of the series set forth in Exhibit A (each, a “Successor Fund” and together with the Predecessor Fund, each, a “Fund” and together, the “Funds”), and, for purposes of Section 8.1 of the Agreement only, Viking Fund Management, LLC (the “Adviser”).  Each Fund maintains its principal place of business in Minot, North Dakota.

This Agreement is intended to be, and is adopted as, a plan of reorganization for the purpose of section 368(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).  Each reorganization will consist of (a) the assignment, conveyance, transfer and delivery of all of the assets of the Predecessor Fund to the corresponding Successor Fund as set forth in Exhibit A hereto in exchange solely for Class A voting shares of beneficial interest of the corresponding Successor Fund (“Successor Fund Shares”), as described herein, and the assumption by the corresponding Successor Fund of all of the liabilities of the Predecessor Fund, and (b) the subsequent pro rata distribution of the Successor Fund Shares to the shareholders of the Predecessor Fund in complete liquidation, dissolution and termination of the Predecessor Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement (each, a “Reorganization”).

WHEREAS, for convenience, the remainder of this Agreement refers only to a single Reorganization, one Predecessor Fund and one Successor Fund, but the terms and conditions hereof will apply separately to each Reorganization and the Predecessor Fund and the corresponding Successor Fund participating therein.  The consummation of any Reorganization will not be contingent on the consummation of any other Reorganization, and it is the intention of the parties hereto that each Reorganization described herein will be conducted separately and independently of the others;

WHEREAS, the Successor Fund has been organized in order to continue the business and operations of the Predecessor Fund;

WHEREAS, the Successor Fund currently has no assets and has carried on no business activities prior to the date first shown above and will have had no assets and will have carried on no business activities prior to the consummation of the transaction described herein except as necessary to facilitate the organization of the Successor Fund as a new series of the Successor Trust;

WHEREAS, each of the Board of Trustees of the Successor Fund and the Board of Trustees of the Predecessor Fund (each, a “Board” and together, the “Boards”), as applicable, has determined that the Reorganization is in the best interests of its respective Fund, and the Predecessor Fund’s Board has determined that the interests of the existing shareholders of the Predecessor Fund will not be diluted as a result of the Reorganization.

In consideration of the premises and of the covenants and agreements set forth herein, the parties covenant and agree as follows:

ARTICLE I

Transfer of Assets of the Predecessor Fund in Exchange for Shares of the Successor Fund and Assumption of Liabilities, if Any; DISSOLUTION, Liquidation AND TERMINATION of the Predecessor Fund

1.1              The Predecessor Fund agrees to assign, convey, transfer and deliver all of its property and assets as set forth in Section 1.2 to the Successor Fund, free and clear of all liens and encumbrances, except as otherwise provided herein.  In exchange, the Successor Fund agrees to (a) assume all of the liabilities of the Predecessor Fund, as set forth in Section 1.3 and (b) issue and deliver to the Predecessor Fund, for distribution in accordance with Section 1.5 to the Predecessor Fund’s shareholders the number of full and fractional Successor Fund Shares equal in number and value, as of the Valuation Time, to the shares of the Predecessor Fund (“Predecessor Fund Shares”) outstanding immediately prior to the closing provided for in Section 2.1 (the “Closing”).

1.2              At the Closing, the Successor Fund shall acquire all of the assets of the Predecessor Fund, including without limitation, cash, cash equivalents, securities, commodities, interests in futures, dividends or interest receivables owned by the Predecessor Fund and any deferred or prepaid expenses shown as an asset on the books of the Predecessor Fund as of the Closing.  Other than as discussed herein and other than in the Predecessor Fund’s ordinary course of business of being an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Predecessor Fund has no plan or intent to sell or otherwise dispose of any of its assets.

1.3              At the Closing, the Successor Fund will assume all of the debts, liabilities, obligations and duties of, and all claims against, the Predecessor Fund of whatever kind or nature, whether absolute, accrued, contingent, known or unknown, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable as of the Closing and whether or not specifically referred to in this Agreement.

1.4              The net asset value per share of Class A shares of the Successor Fund issued in connection with the Reorganization shall be the net asset value per share of the Class A shares of the Predecessor Fund as of the close of the New York Stock Exchange on the Closing Date (the “Valuation Time”).  The net asset value of the Class A shares of the Predecessor Fund shall be determined in accordance with the Valuation Procedures of the Funds adopted by the Boards.

1.5              Immediately after the Closing, the Predecessor Fund will distribute pro rata in complete liquidation to its shareholders of record, determined as of the time of such distribution, the Successor Fund Shares received by the Predecessor Fund pursuant to Section 1.1 in exchange for the Predecessor Fund’s shares held by the shareholders of the Predecessor Fund.  Such distribution and liquidation will be accomplished by opening accounts on the books of the Successor Fund in the name of each shareholder of the Predecessor Fund and transferring to each account a number of the Successor Fund Shares received by the Predecessor Fund equal to the pro rata number of Successor Fund Shares due such shareholders.

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1.6              All books and records of the Predecessor Fund, including all books and records required to be maintained under the Investment Company Act, and the rules and regulations thereunder, shall be available to the Successor Fund from and after the Closing Date and shall be turned over to the Successor Fund on or prior to the date the Predecessor Fund is terminated pursuant to Section 1.7.

1.7              As soon as practicable following the Closing, the Predecessor Fund will have its affairs wound up and terminate its existence in accordance with the applicable provisions of the laws of the Commonwealth of Massachusetts.

1.8              If and to the extent the Board of the Predecessor Fund deems it advisable for federal income tax purposes, prior to the Valuation Time, the Predecessor Fund shall make a distribution which, together with all previous such distributions, shall have the effect of distributing to the Predecessor Fund’s shareholders at least all of its investment company taxable income (determined without regard to the dividends paid deduction), if any, plus the excess of its interest income excludible from gross income under section 103(a) of the Internal Revenue Code, if any, over its deductions disallowed under sections 265 and 171(a)(2) of the Internal Revenue Code and its net capital gain (after reduction for any available capital loss carryover and excluding any net capital gain on which the Predecessor Fund paid tax under section 852(b)(3)(A) of the Internal Revenue Code), if any, for all periods up to and through the Closing Date.

1.9              Prior to the Closing, the Successor Fund will issue one Class A share of beneficial interest of the Successor Fund (the "Initial Share") to the Adviser or one of its affiliates (the "Sole Shareholder") in exchange for $1.00 for the sole purpose of allowing the Sole Shareholder to approve certain matters to facilitate the organization of the Successor Fund.  Prior to the Closing, the Initial Share will be redeemed and cancelled by the Successor Fund in exchange for $1.00.

1.10          The Predecessor Fund shall be the accounting and performance survivor in the Reorganization, with the result that the Successor Fund, as the corporate survivor in the Reorganization, shall adopt the accounting and performance history of the Predecessor Fund.

1.11          No sales load, contingent deferred sales charge, commission, redemption fee or other transactional fee will be charged by the Successor Fund as a result of, or in connection with, the Reorganization.

ARTICLE II

Closing and Closing Date

2.1              Subject to the satisfaction or, to the extent permitted, waiver of the conditions precedent set forth in Articles V-VII herein, the Closing shall occur on or about October 27, 2017, or such other date as the parties may mutually agree (the “Closing Date”).  All acts taking place at the Closing shall be deemed to take place as of 5:00 pm Eastern time on the Closing Date, or such later time as the parties may mutually agree (the “Effective Time”).  The Closing shall be at the office of Vedder Price P.C. in Chicago, Illinois or at such other place as the parties may mutually agree.

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2.2              The custodian for the Predecessor Fund shall deliver to the Successor Fund at the Closing a certificate of an authorized officer stating that the Predecessor Fund’s portfolio securities, cash and any other assets have been transferred in proper form to the Successor Fund on the Closing Date.

2.3              The Predecessor Fund shall deliver or cause its transfer agent to deliver to the Successor Fund at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Predecessor Fund’s shareholders and the number of outstanding shares of the Predecessor Fund owned by each such shareholder (the “Shareholder List”), all as of the Closing.  The Successor Fund shall issue and deliver or cause its transfer agent to issue and deliver to the Predecessor Fund at the Closing a confirmation or other evidence satisfactory to the Predecessor Fund that Successor Fund Shares have been or will be credited to the Predecessor Fund’s accounts on the books of the Successor Fund.  At the Closing each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts and other documents as such other party or its counsel may reasonably request to effect the transactions contemplated by this Agreement.

2.4              Any reporting responsibility of the Predecessor Fund with the Securities and Exchange Commission (the “SEC”), any state securities commission, any federal, state or local tax authority, or any other regulatory authority is and shall remain the responsibility of the Predecessor Fund until the Closing.

ARTICLE III

Representations and Warranties

3.1              The Predecessor Fund represents and warrants as follows:

3.1.1        The Predecessor Trust is duly organized and existing under the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares commonly referred to as a “Massachusetts business trust” and has the power to own all of its properties and assets and, subject to approval of the shareholders of the Predecessor Fund, to carry out the Agreement.

3.1.2        The Predecessor Trust is an open-end diversified management investment company duly registered under the Investment Company Act, and such registration is in full force and effect.

3.1.3        The Predecessor Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of the Declaration of Trust or the By-Laws of the Predecessor Trust or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Predecessor Fund is a party or by which the Predecessor Fund is bound.

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3.1.4        The Predecessor Fund has no material contracts or other commitments that will be terminated with any liability or penalty to the Predecessor Fund on or prior to the Closing.

3.1.5        No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the knowledge of the Predecessor Fund, threatened against the Predecessor Fund or any of its properties or assets.  The Predecessor Fund knows of no facts that might form the basis for the institution of such proceedings, and the Predecessor Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

3.1.6        The audited financial statements of the Predecessor Fund as of July 29, 2016 and for the period then ended have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly, in all material respects, the financial condition of the Predecessor Fund as of July 29, 2016, and there are no known liabilities, contingent or otherwise, of the Predecessor Fund as of such date that are not disclosed in such statements.

3.1.7        The financial statements of the Predecessor Fund as of January 31, 2017, and for the period then ended have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly, in all material respects, the financial condition of the Predecessor Fund as of January 31, 2017, and there are no known liabilities, contingent or otherwise, of the Predecessor Fund as of such date that are not disclosed in such statements.

3.1.8        Since the date of the financial statements referred to in Section 3.1.7, there have been no materially adverse changes in the Predecessor Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business) and there are no known contingent liabilities of the Predecessor Fund arising after such date.  For the purposes of this Section 3.1.8, a decline in net asset value of the Predecessor Fund shall not constitute a materially adverse change.

3.1.9        All federal, state, local and other tax returns and reports of the Predecessor Fund required by law to be filed by it (taking into account permitted extensions for filing) have been timely filed and are complete and correct in all material respects.  All federal, state, local and other taxes of the Predecessor Fund required to be paid (whether or not shown on any such return or report) have been paid, or provision shall have been made for the payment thereof and any such unpaid taxes as of the date of the financial statements referred to above are properly reflected on such financial statements.  To the best of the Predecessor Fund’s knowledge, no tax authority is currently auditing or preparing to audit the Predecessor Fund, and no assessment for taxes, interest, additions to tax or penalties has been asserted against the Predecessor Fund.

3.1.10    For each taxable year of its operations, the Predecessor Fund (i) has elected to qualify, and has qualified or will qualify (in the case of the taxable year that includes the Closing Date for that portion of such taxable year ending with the Closing Date), as a “regulated investment company” under the Internal Revenue Code (a “RIC”), (ii) has been eligible to and has computed its federal income tax under section 852 of the Internal Revenue Code, and (iii) has been, and will be as of the Closing, treated as a separate corporation pursuant to section 851(g) of the Internal Revenue Code.  The Predecessor Fund will qualify as a RIC as of the Closing and will have satisfied as of the close of its most recent prior quarter of its taxable year, the diversification requirements of section 851(b)(3) of the Internal Revenue Code without regard to the last sentence of section 851(d)(1) of the Internal Revenue Code.  The Predecessor Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Predecessor Fund to fail to qualify as a RIC under the Internal Revenue Code.  The Predecessor Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Internal Revenue Code did not apply to it.

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3.1.11    The authorized capital of the Predecessor Fund consists of an unlimited number of shares of beneficial interest, no par value.  All issued and outstanding shares of the Predecessor Fund are duly and validly issued and outstanding, fully paid and non-assessable.  All issued and outstanding shares of the Predecessor Fund will, at the time of the Closing, be held by the persons and in the amounts set forth in the Shareholder List as provided in Section 2.3.  The Predecessor Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of the Predecessor Fund, nor is there outstanding any security convertible into shares of the Predecessor Fund.

3.1.12    At the Closing, the Predecessor Fund will have good and marketable title to the assets to be transferred to the Successor Fund pursuant to Section 1.1 and full right, power and authority (subject to shareholder approval) to assign, convey, transfer and deliver such assets hereunder free of any liens or other encumbrances, and, upon delivery and payment for such assets, the Successor Fund will acquire good and marketable title thereto.

3.1.13    The execution, delivery and performance of this Agreement has been duly authorized by the Board of the Predecessor Fund (including the determinations required by Rule 17a-8(a) under the Investment Company Act) and by all necessary action, other than shareholder approval, on the part of the Predecessor Fund, and, this Agreement constitutes a valid and binding obligation of the Predecessor Fund.

3.1.14    The information furnished and to be furnished by the Predecessor Fund for use in applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby is, and shall be, accurate and complete in all material respects and is in compliance, and shall comply, in all material respects with applicable federal securities and other laws and regulations.

3.1.15    From the date of the Proxy Statement (as defined in Section 4.5) through the time of the meeting of the Predecessor Fund’s shareholders and as of the Closing, the Proxy Statement, or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

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3.1.16    No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Predecessor Fund of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Investment Company Act, and such as may be required under state securities laws and the laws of Commonwealth of Massachusetts.

3.1.17    There are no brokers’ or finder’s fees payable on behalf of the Predecessor Fund in connection with the transactions provided for herein.

3.2              The Successor Fund represents and warrants as follows:

3.2.1        The Successor Trust is duly organized and existing under the laws of the State of Delaware as a Delaware statutory trust and has the power to own all of its properties and assets and to carry out the Agreement.

3.2.2        The Successor Trust is an open-end diversified management investment company duly registered under the Investment Company Act, and such registration is in full force and effect.

3.2.3        The Successor Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of the Trust Instrument or By-Laws of the Successor Trust or of any material agreement, indenture, instrument, contract, lease or other undertaking to which the Successor Fund is a party or by which the Successor Fund is bound.

3.2.4        All Successor Fund Shares to be issued in exchange for the net assets of the Predecessor Fund pursuant to this Agreement will be, when so issued, duly and validly issued and outstanding, fully paid and non-assessable.  The Successor Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Successor Fund Shares, nor is there outstanding any security convertible into any shares of the Successor Fund.

3.2.5        The execution, delivery and performance of this Agreement has been duly authorized by the Board of the Successor Trust and by all necessary action on the part of the Successor Trust.  This Agreement constitutes a valid and binding obligation of the Successor Trust on behalf of the Successor Fund.

3.2.6        The Successor Fund was newly formed for the sole purpose of consummating the Reorganization and continuing the business and operations of the Predecessor Fund.  As of immediately prior to the Closing, the Successor Fund has not held any assets other than the consideration received for the Initial Share or engaged in any activity or business, other than such as necessary for the organization of a new series of an investment company prior to its commencement of operations.

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3.2.7        The Successor Fund (i) will elect to be taxed as a RIC, will qualify for the tax treatment afforded RICs under the Internal Revenue Code for its taxable year that includes the Closing Date, and intends to continue to qualify for such treatment for its subsequent taxable years, (ii) will be eligible to compute its federal income tax under section 852 of the Internal Revenue Code for the taxable year that includes the Closing Date, and (iii) will be treated as a separate corporation for federal income tax purposes pursuant to section 851(g) of the Internal Revenue Code for the taxable year that includes the Closing Date.  The Successor Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Successor Fund to fail to qualify as a RIC for its taxable year that includes the Closing Date.  The Successor Fund has no earnings and profits accumulated in any taxable year for federal income tax purposes.

3.2.8        Prior to the Closing, there will be no issued or outstanding shares issued by the Successor Fund, other than the Initial Share.  The Initial Share will be redeemed and canceled prior to the Closing.

ARTICLE IV

Covenants of the Successor Fund and the Predecessor Fund

4.1              The Predecessor Fund will operate its business in the ordinary course between the date hereof and the Closing, it being understood that the ordinary course of business will include declaring and paying customary dividends and other distributions.

4.2              The Predecessor Fund will call a shareholders’ meeting to consider and act upon this Agreement and the transactions contemplated herein and to take all other action necessary to obtain approval of the transactions contemplated hereby.

4.3              The Predecessor Fund will assist the Successor Fund in obtaining such information as the Successor Fund reasonably requests concerning the beneficial ownership of the Predecessor Fund’s shares.

4.4              Subject to the provisions of this Agreement, each Fund will take or cause to be taken all action, and will do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

4.5              The Predecessor Trust will prepare and file, or will cause to be prepared and filed, with the SEC a Proxy Statement (the “Proxy Statement”) in compliance with the 1934 Act and the Investment Company Act and the rules and regulations thereunder which may be included as part of the Prospectus.  The Successor Trust will prepare and file, or will cause to be prepared and filed, with the SEC a registration statement with respect to the shares issued hereunder in compliance with the 1933 Act and the Investment Company Act and the rules and regulations thereunder (the “Registration Statement”).

4.6              Each Fund will, from time to time, as and when requested by the other Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as the other Fund may deem necessary or desirable in order to (a) vest in and confirm to the Successor Fund title to and possession of all the assets of the Predecessor Fund to be assigned, conveyed, transferred and delivered to the Successor Fund pursuant to this Agreement, (b) vest in and confirm to the Predecessor Fund title to and possession of all the Successor Fund Shares to be transferred to the Predecessor Fund pursuant to this Agreement, (c) cause the Successor Fund to assume all of the Predecessor Fund’s liabilities in accordance with this Agreement, and (d) otherwise to carry out the intent and purpose of this Agreement.

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4.7              The Successor Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1934 Act, the Investment Company Act, any exchange on which the Predecessor Fund’s shares are listed and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing.

4.8              The Successor Fund shall not issue any shares, other than the Initial Share, or other securities, or conduct any business or activity prior to the Closing except for such activity as is necessary for its organization and to consummate the transactions contemplated by this Agreement.

4.9              It is the intention of the parties that the transaction described herein will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code.  Neither the Predecessor Fund nor the Successor Fund shall take any action or cause any action to be taken (including, without limitation, the filing of any tax return) that is inconsistent with such treatment or that results in the failure of the transaction to qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code.  At or prior to the Closing, the Funds will take such reasonable action, or cause such action to be taken, as is reasonably necessary to enable Vedder Price P.C. to render the tax opinion contemplated in Section 7.1.4 of this Agreement.

ARTICLE V

Conditions Precedent to Obligations of the Predecessor Fund

5.1              The obligations of the Predecessor Fund to consummate the transactions provided for herein shall be subject to the performance by the Successor Fund of all the obligations to be performed by it hereunder on or before the Closing and the satisfaction or waiver of the following further conditions:

5.1.1        All representations and warranties of the Successor Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing with the same force and effect as if made on and as of the Closing.

5.1.2        The Successor Fund shall have delivered to the Predecessor Fund a certificate executed in the Successor Fund’s name by the President or a Vice President of the Successor Fund, in form and substance satisfactory to the Predecessor Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Successor Fund in this Agreement are true and correct as of the date hereof and as of the Closing except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Predecessor Fund shall reasonably request.

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ARTICLE VI

Conditions Precedent to Obligations of the Successor Fund

6.1              The obligations of the Successor Fund to consummate the transactions provided for herein shall be subject to the performance by the Predecessor Fund of all the obligations to be performed by it hereunder on or before the Closing and the satisfaction or waiver of the following further conditions:

6.1.1        All representations and warranties of the Predecessor Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing with the same force and effect as if made on and as of the Closing.

6.1.2        The Predecessor Fund shall have delivered to the Successor Fund a certificate executed in the Predecessor Fund’s name by an officer of the Predecessor Fund in form and substance satisfactory to the Successor Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Predecessor Fund in this Agreement are true and correct as of the date hereof and as of the Closing except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Successor Fund shall reasonably request.

6.1.3        The Predecessor Fund shall have delivered to the Successor Fund a statement of the Predecessor Fund’s assets and liabilities, together with a list of the Predecessor Fund’s portfolio securities showing the tax basis of such securities by lot and the holding periods of such securities, as of the Closing, certified by the Treasurer of the Predecessor Fund.

ARTICLE VII

Further Conditions Precedent to Obligations of The Successor Fund and the Predecessor Fund

7.1              The obligations of each Fund hereunder are subject to the satisfaction or waiver of the following further conditions on or before the Closing:

7.1.1        This Agreement and the transactions contemplated herein shall have been approved by the requisite votes of (a) the Board of the Successor Trust and the Board of the Predecessor Trust (including the determinations required by Rule 17a-8, as applicable, under the Investment Company Act) and (b) the Predecessor Fund’s shareholders in accordance with the provisions of the Predecessor Fund’s Declaration of Trust and applicable provisions of the laws of Commonwealth of Massachusetts and the Investment Company Act.

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7.1.2        As of the Closing, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

7.1.3        All consents of other parties and all consents, orders and permits of federal, state and local regulatory authorities (including those of the SEC and of state Blue Sky or securities authorities, including “no-action” positions of such federal or state authorities) deemed necessary by the Successor Fund or the Predecessor Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a materially adverse effect on the assets or properties of the Successor Fund or the Predecessor Fund, provided that either Fund may waive any part of this condition as to itself.

7.1.4        The Funds shall have received an opinion of Vedder Price P.C. reasonably satisfactory to the Funds and based upon such reasonably requested representations and warranties as requested by counsel, substantially to the effect that, for federal income tax purposes:

(a)                The transfer of all of the assets of the Predecessor Fund to the Successor Fund solely in exchange for shares of the Successor Fund and the assumption by the Successor Fund of all of the liabilities of the Predecessor Fund, immediately followed by the pro rata distribution to the Predecessor Fund’s shareholders of all the Successor Fund Shares received by the Predecessor Fund in complete liquidation of the Predecessor Fund and the termination of the Predecessor Fund as soon as practicable thereafter will constitute a “reorganization” within the meaning of section 368(a) of the Internal Revenue Code, and the Successor Fund and the Predecessor Fund will each be a “party to a reorganization,” within the meaning of section 368(b) of the Internal Revenue Code, with respect to the Reorganization;

(b)               No gain or loss will be recognized by the Predecessor Fund upon the transfer of all of its assets to the Successor Fund solely in exchange for Successor Fund Shares and the assumption by the Successor Fund of all of the liabilities of the Predecessor Fund or upon the distribution (whether actual or constructive) of all such Successor Fund Shares to the Predecessor Fund shareholders solely in exchange for such shareholders’ shares of the Predecessor Fund in complete liquidation of the Predecessor Fund;

(c)                No gain or loss will be recognized by the Successor Fund upon the receipt of all the Predecessor Fund’s assets solely in exchange for Successor Fund Shares and the assumption by the Successor Fund of all the liabilities of the Predecessor Fund;

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(d)               No gain or loss will be recognized by the Predecessor Fund shareholders upon the exchange, pursuant to the Agreement, of all their shares of the Predecessor Fund solely for Successor Fund Shares;

(e)                The aggregate basis of the Successor Fund Shares received by each Predecessor Fund shareholder pursuant to the Reorganization will be the same as the aggregate basis of the Predecessor Fund shares exchanged therefor by such shareholder.  The holding period of the Successor Fund Shares received by each Predecessor Fund shareholder in the Reorganization will include the period during which the Predecessor Fund shares exchanged therefor were held by such shareholder, provided such Predecessor Fund shares are held as capital assets at the effective time of the Reorganization; and

(f)                The basis of the assets of the Predecessor Fund received by the Successor Fund will be the same as the basis of such assets in the hands of the Predecessor Fund immediately before the effective time of the Reorganization.  The holding period of the assets of the Predecessor Fund received by the Successor Fund will include the period during which those assets were held by the Predecessor Fund.

No opinion will be expressed as to (1) the effect of the Reorganization on the Predecessor Fund, the Successor Fund or any Predecessor Fund shareholder with respect to any asset (including, without limitation, any stock held in a passive foreign investment company as defined in section 1297(a) of the Code) as to which any unrealized gain or loss is required to be recognized for federal income tax purposes (i) at the end of a taxable year (or on the termination thereof) or (ii) upon the transfer of such asset regardless of whether such transfer would otherwise be a non-taxable transaction under the Code, or (2) any other federal tax issues (except those set forth above) and all state, local or foreign tax issues of any kind.

Such opinion shall be based on customary assumptions and limitations and such representations as Vedder Price P.C. may reasonably request, and the Predecessor Fund and Successor Fund will cooperate to make and certify the accuracy of such representations.

Notwithstanding anything herein to the contrary, neither the Predecessor Fund nor the Successor Fund may waive the conditions set forth in this Section 7.1.4.

7.1.5        The Predecessor Fund shall have received an opinion from Vedder Price P.C. dated as of the Closing Date, substantially to the effect that:

(a)                The Successor Trust is validly existing as a statutory trust under the laws of the State of Delaware.

(b)               The Successor Trust is registered as an open-end management investment company under the Investment Company Act, and, to such counsel’s knowledge, such registration under the Investment Company Act is in full force and effect.

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(c)                Assuming that the Successor Fund Shares will be issued in accordance with the terms of this Agreement, the Successor Fund Shares to be issued and delivered to the Predecessor Fund on behalf of its shareholders as provided by this Agreement are duly authorized and upon such delivery will be validly issued and fully paid and non-assessable.

(d)               To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for consummation by the Successor Fund of the transactions contemplated herein, except as have been obtained.

(e)                The execution and delivery of the Agreement by the Successor Trust on behalf of the Successor Fund, did not, and the consummation by the Successor Fund of the transactions contemplated herein will not, violate the Successor Fund’s Trust Instrument or By-Laws.

7.1.6        The Successor Fund shall have received an opinion from Vedder Price P.C. dated as of the Closing Date, substantially to the effect that:

(a)                The Predecessor Trust is validly existing under the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares commonly referred to as a “Massachusetts business trust.”

(b)               The Predecessor Trust is registered as an open-end management investment company under the Investment Company Act, and, to such counsel’s knowledge, such registration under the Investment Company Act is in full force and effect.

(c)                To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the Commonwealth of Massachusetts is required for consummation by the Predecessor Fund of the transactions contemplated herein, except as have been obtained.

(d)               The execution and delivery of the Agreement by the Predecessor Trust on behalf of Predecessor Fund, did not, and the consummation by the Predecessor Fund of the transactions contemplated herein will not, violate the Predecessor Fund’s Declaration of Trust or By-Laws (assuming the requisite approval of the Predecessor Fund’s shareholders has been obtained in accordance with the requirements of its Declaration of Trust and By-Laws).

ARTICLE VIII

expenses

8.1              The Adviser will bear the expenses associated with the preparation, printing and mailing of the Proxy Statement, the solicitation of votes and costs of holding the meeting.  Notwithstanding the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another party of such expenses would result in the disqualification of the Predecessor Fund or the Successor Fund, as the case may be, as a RIC.

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ARTICLE IX

Termination

9.1              This Agreement may be terminated by the mutual agreement of the parties, and such termination may be effected by the President or any Vice President of the Predecessor Trust and the Successor Trust without further action by the Boards.  In addition, this Agreement may be terminated at or before the Closing due to:

9.1.1        a breach by any other party of any representation, warranty, or agreement contained herein to be performed at or before the Closing, if not cured within 30 days of notice of such breach and prior to the Closing;

9.1.2        a condition precedent to the obligations of the terminating party that has not been met or waived and it reasonably appears that it will not or cannot be met; or

9.1.3        a determination by the Board of a Fund that the consummation of the transactions contemplated herein is not in the best interests of its respective Fund.

In the event of any such termination, there shall be no liability for damages on the part of either Fund or any Trustee or officer of either the Predecessor Trust or Successor Trust.

ARTICLE X

Amendment

This Agreement may be amended, modified or supplemented only in writing by the parties; provided, however, that following the shareholder meeting called by the Predecessor Fund pursuant to Section 4.2, no such amendment may have the effect of changing the provisions for determining the number of Successor Fund Shares to be distributed to the Predecessor Fund’s shareholders under this Agreement without their further approval and the further approval of the Funds’ Boards (including the determination required by Rule 17a-8(a) under the Investment Company Act with respect to the Predecessor Fund), and provided further that nothing contained in this Article X shall be construed as requiring additional approval to amend this Agreement to change the Closing Date or the Closing.

ARTICLE XI

Headings; Counterparts; Governing Law; Assignment;
ENTIRE AGREEMENT

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11.1          This Agreement constitutes the entire agreement between the parties.

11.2          The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.3          This Agreement may be executed in any number of counterparts, each of which will be deemed an original.

11.4          This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

11.5          This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, and no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, corporation or other entity other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

11.6          It is understood and agreed that the use of a single agreement is for administrative convenience only and that this Agreement constitutes a separate agreement between the Successor Trust, on behalf of each Successor Fund, and the Predecessor Trust, on behalf of the corresponding Predecessor Fund, as if each party had executed a separate document.  No Fund will have any liability for the obligations of any other Fund, and the liabilities of each Fund will be several and not joint.

11.7          With respect to the Predecessor Trust, it is expressly agreed that the obligations of such Trust and the Predecessor Fund hereunder shall not be binding upon any of the Board members, shareholders, nominees, officers, agents, or employees of the Fund personally, but shall bind only the property of the Predecessor Fund, as provided in the Predecessor Trust’s Declaration of Trust, which is on file with the Secretary of State of the Commonwealth of Massachusetts.  The execution and delivery of this Agreement have been authorized by the Board, and signed by authorized officers of the Fund acting as such.  Neither the authorization by such Board members nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Predecessor Fund as provided in the Predecessor Trust’s Declaration of Trust.

11.8          The Successor Trust is a Delaware statutory trust organized in series of which the Successor Fund constitutes one such series, and the Successor Trust is executing this Agreement with respect to the Successor Fund only.  Pursuant to the governing instrument of the Successor Trust and Section 3804(a) of the Delaware Statutory Trust Act, there is a limitation on liabilities of each series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Successor Fund are enforceable against the assets of the Successor Fund only, and not against the assets of the Successor Trust generally or the assets of any other series thereof and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Successor Trust generally or any other series thereof are enforceable against the assets of the Successor Fund.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

INTEGRITY MANAGED PORTFOLIOS, on behalf of the series set forth in Exhibit A By: Shannon D. Radke Name: Shannon D. Radke Title: President
VIKING MUTUAL FUNDS, on behalf of series set forth in Exhibit A By: Shannon D. Radke Name: Shannon D. Radke Title: Title
The undersigned is a party to this Agreement for the purposes of Section 8.1 only: VIKING FUND MANAGEMENT, LLC By: Shannon D. Radke Name: Shannon D. Radke Title: Title

EXHIBIT A

Integrity Managed Portfolios‑ Predecessor Funds	Viking Mutual Funds‑ Successor Funds
Kansas Municipal Fund	Kansas Municipal Fund
Maine Municipal Fund	Maine Municipal Fund
Nebraska Municipal Fund	Nebraska Municipal Fund
New Hampshire Municipal Fund	New Hampshire Municipal Fund
Oklahoma Municipal Fund	Oklahoma Municipal Fund